       As filed with the Securities and Exchange Commission on December 10, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                         MEDICAL ADVISORY SYSTEMS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                                52-1233960
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

8050 Southern Maryland Boulevard, Owings, Maryland                     20736
  (Address of Principal Executive Offices)                           (Zip Code)
                                ---------------

                         MEDICAL ADVISORY SYSTEMS, INC.
                              AMENDED AND RESTATED
                    EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ---------------
                               Ronald W. Pickett
                                   President
                        8050 Southern Maryland Boulevard
                             Owings, Maryland 20736
                    (Name and Address of Agent for Service)

                                 (301) 855-8070
         (Telephone Number, Including Area Code, of Agent for Service)

                                ---------------
                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of                 Amount              Proposed                  Proposed
Securities To            To Be               Maximum Offering          Maximum Aggregate        Amount of
Be Registered            Registered          Price Per Share           Offering Price           Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,                 650,000        $12.00(1)                  $3,522,000               $ 929.81
$0.005 par value
======================================================================================================================

 (1)Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 372,000 shares is based on $0.50 per share, the price at which the options may be exercised. The fee with respect to 278,000 shares is based on $12.00, the average of the high and low sale prices on December 7, 1999 of the Registrant's Common Stock as reported on the American Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed in (a) through (d) below are incorporated by reference into this Registration Statement. All documents filed by Medical Advisory Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-KSB (the "1998 Form 10-K") for the fiscal year ended October 31, 1998;

                  (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1998, including the Amended and Restated Form 10-QSBs for the quarters ended January 31, 1999, April 30, 1999 and July 31, 1999 and the Amended Current Report on Form 8-K/A filed with the Commission on October 8, 1999;

                  (c) The information contained in the Registrant's Proxy Statement dated June 4, 1999, for its Annual Meeting of Shareholders held on June 25, 1999, that was filed with the Commission on Schedule 14A on June 4, 1999; and

                  (d) The description of the Registrant's Common Stock contained in the Form 8-A/A Registration Statement filed with the Commission on August 12, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Common Stock offered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Washington, DC.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As permitted under the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the personal liability of a director to the Registrant and its stockholders for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated or limited for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit.

                  The Registrant's Bylaws also provide for indemnification of officers, directors, employees and agents of the Registrant to the full extent allowed by Delaware law, provided that, in the event of an action or suit by or in the right of the Registrant, the person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit and not for judgments, fines or amounts paid in settlement. The Delaware General Corporation Law authorizes indemnification of officers, directors and persons serving other entities in certain capacities at the request of the corporation, subject to certain conditions and limitations set forth therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings brought against them in such capacity if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.

                  The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.           EXHIBITS.

Exhibit Number             Description of Exhibit
--------------             ----------------------
4.1                        Medical Advisory Systems, Inc. Amended and Restated
                           Employee and Director Stock Option Plan

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered

23.1                       Consent of Stefanou & Company, LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24.1                       Powers of Attorney (included at page II-5)

ITEM 9. UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings, State of Maryland, on this 18th day of November, 1999.

                                                  MEDICAL ADVISORY SYSTEMS, INC.

                                                  By:      /s/ Ronald W. Pickett
                                                           ---------------------
                                                           Ronald W. Pickett
                                                           President

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Pickett, Robert P. Crabb, and Dale L. Hutchins, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 18, 1999 by the following persons in the capacities indicated below.

             Signature                                   Title
             ---------                                   -----
     /s/ Ronald W. Pickett                  President and Chairman of the Board of Directors
----------------------------
         Ronald W. Pickett                  (Principal Executive Officer)

     /s/ Robert P. Crabb                    Director and Executive Vice President and
----------------------------
         Robert P. Crabb                    Secretary

     /s/ Robert C. Snyder                   Chief Financial Officer
----------------------------
         Robert C. Snyder

     /s/ Thomas M. Hall                     Director and Chief Executive Officer
----------------------------
Thomas M. Hall, M.D., M.I.M.

     /s/ George Harris                      Director
----------------------------
         George Harris

     /s/ Robert C. Goodwin, Jr.             Director
----------------------------
     Robert C. Goodwin, Jr.

                                 EXHIBIT INDEX

Exhibit Number             Description of Exhibit
--------------             ----------------------
4.1                        Medical Advisory Systems, Inc. Amended and Restated
                           Employee and Director Stock Option Plan

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered

23.1                       Consent of Stefanou & Company, LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24.1                       Powers of Attorney (included at page II-5)